Castle Brands and Pallini SpA Announce Extension and Expansion of Exclusive Distribution
Agreement

- -	Term extended for additional five-year period New product lines, Maraschino Pallini and Ferro China Baliva, added

NEW YORK, October 29, 2015 /PRNewswire/ — Castle Brands Inc. (NYSE MKT: ROX), a developer and international marketer of premium and super-premium branded spirits, and Pallini SpA today announced the five-year extension of their exclusive distribution agreement for Pallini Limoncello and other liqueurs in the US market. Castle Brands has represented Pallini Limoncello since 2003 and, with strong support from Pallini, has built the brand into the top-selling premium limoncello in the US market.

John Glover, COO of Castle Brands said, “We are proud to represent Pallini Limoncello in the US market. Pallini makes premium brands that fit perfectly into our portfolio. We are looking forward to working with the Pallini family to strengthen our position in the US market.”

Micaela Pallini, COO of Pallini S.p.A. said, “Our long term partnership with Castle Brands goes back to 2003 and during the past twelve years our volume has quadrupled and Pallini Limoncello has become the standard for the limoncello category in the US. By signing this contract extension, we are reaffirming our relationship with Castle Brands and reinforcing our commitment to the US market.”

About Castle Brands

Castle Brands is a developer and international marketer of premium and super-premium beverage alcohol brands including: Gosling’s Rum®, Jefferson’s®, Jefferson’s Presidential SelectTM, Jefferson’s Reserve® and Jefferson’s Ocean Aged at Sea® Bourbon, Jefferson’s Chef’s Collaboration and Jefferson’s The Manhattan: Barrel Finished Cocktail, Jefferson’s® Rye Whiskey, Knappogue Castle Whiskey®, Knappogue Twin Wood, Knappogue Castle 1951, Clontarf® Irish Whiskey, Pallini® Limoncello, Boru® Vodka and Brady’s® Irish Cream. Additional information concerning the Company is available on the Company’s website, www.castlebrandsinc.com.

Forward Looking Statements

This press release includes statements of our expectations, intentions, plans and beliefs that constitute “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to come within the safe harbor protection provided by those sections. These statements, which involve risks and uncertainties, relate to the discussion of our business strategies and our expectations concerning future operations, margins, sales, new products and brands, potential joint ventures, potential acquisitions, expenses, profitability, liquidity and capital resources and to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable. You can identify these and other forward-looking statements by the use of such words as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “thinks,” “estimates,” “seeks,” “predicts,” “could,” “projects,” “potential” and other similar terms and phrases, including references to assumptions. These forward looking statements are made based on expectations and beliefs concerning future events affecting us and are subject to uncertainties, risks and factors relating to our operations and business environments, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed or implied by these forward looking statements. These risks include our history of losses and expectation of further losses, our ability to expand our operations in both new and existing markets, our ability to develop or acquire new brands, our relationships with distributors, the success of our marketing activities, the effect of competition in our industry and economic and political conditions generally, including the current economic environment and markets. More information about these and other factors are described under the caption “Risk Factors” in Castle Brands’ Annual Report on Form 10-K for the year ended March 31, 2015, as amended, and other reports we file with the Securities and Exchange Commission. When considering these forward looking statements, you should keep in mind the cautionary statements in this press release and the reports we file with the Securities and Exchange Commission. New risks and uncertainties arise from time to time, and we cannot predict those events or how they may affect us. We assume no obligation to update any forward looking statements after the date of this press release as a result of new information, future events or developments, except as required by the federal securities laws.